Exhibit A.1

ARTICLES OF INCORPORATION

OF

SILVER SPIKE INVESTMENT CORP.

ARTICLE I

INCORPORATOR

The undersigned, Gregory Gentile, whose address is c/o Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: Silver Spike Investment Corp. (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, MD, 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD, 21202.

ARTICLE V

SHARES

The Corporation has authority to issue 100,000,000 shares at $0.01 par value per share.

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is: Gregory Gentile.

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 14th day of January, 2021.

SIGNATURE OF INCORPORATOR:

/s/ Gregory Gentile
Gregory Gentile

I hereby consent to my designation in this document as resident agent for this Corporation.

CSC-LAWYERS INCORPORATING SERVICE COMPANY

/s/ Rachel Albright
Rachel Albright Authorized Representative